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                                                                Exhibit 10.8



                             HADSON ENERGY LIMITED

                    SECOND AMENDMENT TO ACCEPTANCE AGREEMENT


Bank of Montreal
Chicago, Illinois

Gentlemen:

        We refer to the Acceptance Agreement dated as of June 6, 1991 as amended and currently in effect between us (the "Acceptance Agreement"), capitalized terms used without definition below to have the same meanings herein as they have in the Acceptance Agreement. Upon your acceptance hereof in the space provided for that purpose below, the Acceptance Agreement shall be amended as follows:

        1. Section 7.5(a) (Financial Reports). Section 7.5(a) of the Acceptance Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

         "(a) as soon as available, and in any event within 60 days after the close of each quarterly fiscal period of the Company, a copy of the balance sheet, statement of earnings and statement of changes in cash flow of the Company and its Subsidiaries as of the last day of such period (in the case of the balance sheet) and for the fiscal year to date ending on the last day of such period (in the case of the other statements) prepared on a consolidated basis and certified to by the president, chief financial officer, chief accounting officer or vice president and treasurer thereof with such certificate to also (i) state that the signer thereof has reexamined the provisions of this Agreement and that no Default or Event of Default has occurred or is continuing or if any of such has occurred or is continuing stating the nature thereto and the action, if any, which the Company proposes to take with respect thereto and (ii) include a statement of all sales of Borrowing Base Assets during the preceding twelve months;"

        2. Section 7.5(d) (Financial Reports). Section 7.5(d) of the Acceptance Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

         "(d) On or before the 15th day of each September and March a report showing the gross proceeds received by the Company and the Pledged Subsidiaries during the six-month period ending on the last day of the preceding June (in the case of reports due on or before September 15) or December (in the case of reports due on or before March 15) from the sale of oil and gas from the wells included in the Borrowing Base Assets and the quantities thereof sold (broken down (in the case of quantities only) by well and computed as to the aggregate interest of the Company and the Pledged Subsidiaries) from each well, together with the gross amount of royalties and taxes paid or payable on all of such and a statement of operating expenses for all of such for the applicable six-month period."

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        3. Section 9 (Definitions).

         "The term "Stamping Fee" shall mean 1.30% per annum computed on the face amount of each Acceptance for the period from the date of Acceptance to its maturity date; provided, however, that for Drafts with an Acceptance Date falling after December 31, 1993, the Stamping Fee shall be computed at the rate of (i) 7/8 of 1% per annum if on the Acceptance Date for the Draft in question the outstanding face amount of the Acceptances is 50% or less of the Borrowing Base as most recently determined by the Banks, (ii) 1% per annum if on the Acceptance Date for the Draft in question the outstanding face amount of the Acceptances is greater than 50% but less than 75% of the Borrowing Base as most recently determined by the Banks and (iii) 1-1/8% per annum if on the Acceptance Date for the Draft in question the outstanding face amount of the Acceptances is equal to or greater than 75% of the Borrowing Base as then most recently determined by the Banks."

        4. Section 11.7 (Notices). Section 11.7 of the Acceptance Agreement shall be amended by striking the phrase "at 101 Park Avenue, Suite 1400, Oklahoma City, Oklahoma 73126, Attention: William C. Rankin" and by substituting the following therefor: "2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Daniel D. Hawk".

        Except as specifically amended hereby all of the terms, conditions and provisions of the Acceptance Agreement shall stand and remain unchanged and in full force and effect. No reference to this Second Amendment to Acceptance Agreement need be made in any instrument or document at any time referring to the Acceptance Agreement, a reference to the Acceptance Agreement in any of such to be deemed to be a reference to the Acceptance Agreement as amended hereby. This Second Amendment to Acceptance Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

        Dated and to become effective as of this 22nd day of December, 1993.


                             HADSON ENERGY LIMITED

                             By:  /s/ David Nevis Hayes
                                 ___________________________________________
                                 Its Managing Director

        Accepted and agreed to as of the date last above written.


                             BANK OF MONTREAL

                             By:  /s/  Robert Roberts
                                 ___________________________________________
                                 Its Director





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        The undersigned confirms that it is aware of the terms and conditions of the Second Amendment to Acceptance Agreement and while it acknowledges that its consent thereto is not required, it further acknowledges that it has no objection to the terms and conditions thereof and that their Guaranty is each dated as of June 6, 1991 of the indebtedness, obligations and liabilities of the Company continue in full force and effect.


                             HADSON ENERGY RESOURCES CORPORATION

                             By:  /s/  Clyde E. McKenzie
                                 ______________________________________________
                                 Its Vice President


                             HADSON AUSTRALIA DEVELOPMENT PTY., LIMITED

                             By:  /s/  David Nevis Hayes
                                 ______________________________________________
                                 Its Director


                             PETRO ENERGY LIMITED

                             By:  /s/  David Nevis Hayes
                                 ______________________________________________
                                 Its Director





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